UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2019

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2019, the Compensation Committee of the Board of Directors of Bonanza Creek Energy, Inc. (the “Company”), upon the recommendation of the Company’s President and Chief Executive Officer, determined to make certain revisions to the compensation of the Company’s Vice President and Chief Accounting Officer, Sandra K. Garbiso. On June 20, 2019, the Company and Ms. Garbiso entered into a letter agreement regarding the compensation changes (the “Letter Agreement”) which increased Ms. Garbiso’s annual base salary from $235,000 to $280,000, increased her annual target bonus under the Company’s Short Term Incentive Plan from 50% to 75% of her base salary (to be prorated for 2019) and increased her annual vacation time from four weeks to five weeks. The changes to Ms. Garbiso’s compensation are effective as of June 17, 2019.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

10.1	Letter Agreement dated June 20, 2017 between Bonanza Creek Energy, Inc. and Sandra Garbiso

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: June 20, 2019	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Executive Vice President, General Counsel and Secretary